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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 21, 1999



                                  TIFFANY & CO.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                      1-9494                      13-3228013
(State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer Identification
        incorporation)                                                Number)

  727 FIFTH AVENUE, NEW YORK, NEW YORK                             10022
  (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (212) 755-8000

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ITEM 5.  OTHER EVENTS.

         As a result of the two-for-one stock split in the form of a stock dividend paid on July 21, 1999 to the Company's stockholders of record on June 23, 1999, certain share and per share information contained in the Company's Annual Report on Form 10-K for the year ended January 31, 1999 is superseded as follows:

                                                              FISCAL YEARS ENDED JANUARY 31,
                                                  --------------------------------------------------------
                                                  1995          1996         1997         1998        1999
                                                  ----          ----         ----         ----        ----
EARNINGS DATA:
Net earnings per share:
    Basic..................................         $0.47         $0.62        $0.87       $1.04       $1.29
    Diluted................................         $0.47         $0.61        $0.83       $1.01       $1.25

Weighted average number of common
  shares (in thousands):
    Basic..................................        63,592        63,200       67,364      69,906      69,930
    Diluted................................        67,164        68,040       71,380      72,208      71,968

BALANCE SHEET AND CASH FLOW DATA:
Stockholders' equity per share.............         $3.53         $4.14        $5.48       $6.35       $7.44
Cash dividends per share...................         $0.07         $0.07        $0.09       $0.13       $0.17



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       TIFFANY & CO.


                                       By:/s/ Patrick B. Dorsey
                                          ------------------------
                                          Patrick B. Dorsey
                                          Senior Vice President, General Counsel
                                          and Secretary


Date:  July 22, 1999



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